iTunes Approves EXLEY, New Citizen Journalism iPhone Application

MIAMI, FL – November 14, 2013 – EXLEY Media Inc. (“EXLEY Media”), a subsidiary of QUINT Media Inc. (“QUINT”) (OTCQB: QUNI), announced today the iOS application for EXLEY (www.GetExley.com) has been approved by Apple and is available for download on the iPhone and iPod from the iTunes App Store. With the iOS application, iPhone and iPod touch users can discover, create, access and share lifestyle information, world entertainment news, celebrity updates, fashion and Hollywood’s hottest scoops in the EXLEY content community. The application allows users to upload photos and stories in real time while on the go. EXLEY is also accessible through any mobile browser on smartphones and tablets. The company expects a follow-on iPad-compatible application to be released in the coming weeks.

“Our development team has made great strides in recent weeks. I appreciate their accomplishments,” said Tino Dietrich, CEO of EXLEY Media. “Launching the EXLEY iOS application is a major achievement because it advances the user experience. It also allows us to begin implementing our user growth strategy and assembling an impassioned group of global content enthusiasts, who we ultimately look forward to connecting with targeted advertisers.”

EXLEY is engineered to offer a seamless, enriched digital experience across a range of devices and has the ability to scale to millions of users. It allows lifestyle and entertainment fans to join the “social paparazzi” by creating and sharing short videos, photos and text updates, which are limited to 600 characters. All stories are defined by EXLEY’s “30 second rule,” meaning it is expected a user can consume the content in 30 seconds or less. Content recommended by people who share the same passions and interests, plus the ability to follow a developing story and receive update notifications, are expected to generate buzz, excitement and growth.

One of EXLEY’s most socially innovative features enables efficient, interactive “citizen journalism,” which puts the story in the hands of the user. EXLEY allows users to cover a hot event in their area or file stories that may influence the experience of users in their neighborhood, city, state or region.

“I believe the benefits of sharing content and the ability to bring large, active audiences together on other socially driven sites like Facebook, Twitter and Tumblr are clear,” added Tino Dietrich. “Similarly, we hope EXLEY will become the crown-holder of digital channels for lifestyle and entertainment fans, celebrities, fashionistas, as well as the businesses and brands that want to work with them.”

The EXLEY iOS application for iPhone and iPod devices is available for download from the iTunes App Store and via www.GetExley.com.

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY expects its socially innovative lifestyle, entertainment, fashion and celebrity news community to transform the way consumers discover, create, share and access digital content.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning EXLEY Media’s expectation that a follow-on iPad-compatible application will be released in the coming weeks; EXLEY Media’s expectation to connect an impassioned group of global content enthusiasts with targeted advertisers; the statement that content recommended by people who share the same passions and interests, plus the ability to follow a developing story and receive update notifications, are expected to generate buzz, excitement and growth; EXLEY Media’s hope that EXLEY will become the crown-holder of digital channels for lifestyle and entertainment fans, celebrities, fashionistas, as well as the businesses and brands that want to work with them; and EXLEY Media’s expectation that its socially innovative lifestyle, entertainment, fashion and celebrity news community will transform the way consumers discover, create, share and access digital content. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

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